EXHIBIT 32.3

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

             In connection with the Quarterly Report of Miller Industries, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2003, as amended by the Form 10Q/A filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. Vincent Mish, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  January 26, 2004

/s/ J. Vincent Mish J. Vincent Mish Executive Vice President and Chief Financial Officer